UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Earnings Guidance and Return on Equity Target Range

Prudential Financial, Inc. (the “Company”) is announcing 2010 earnings per share guidance at its Investor Day conference in New York City today. Management’s expectation is that Prudential Financial will achieve Common Stock earnings per share in the range of $5.40 to $5.70 for 2010, based on after-tax adjusted operating income of the Financial Services Businesses. Management’s target for return on equity is in the range of 12% to 13% for the year 2012. The 2010 earnings per share expectation assumes a December 31, 2010 S&P 500 Index of 1,200, an average S&P level of approximately 1,150 for 2010, and a number of additional factors included in the Company’s Current Reports on Form 8-K dated December 10, 2009 filed today with the Securities and Exchange Commission, which also relate to the return on equity target range. The return on equity target range is based on after-tax adjusted operating income of the Financial Services Businesses and on attributed equity excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension and postretirement benefits. Management does not expect to provide updates during 2010 for its earnings per share guidance or target for return on equity.

Management is also reaffirming its previous guidance that Prudential Financial expects that it will achieve Common Stock earnings per share in the range of $5.40 to $5.60 for the year 2009, based on after-tax adjusted operating income of the Financial Services Businesses.

Adjusted operating income, which is not measured in accordance with generally accepted accounting principles (GAAP), should not be viewed as a substitute for income determined in accordance with GAAP, and our definition of adjusted operating income, which can be found below under “Non-GAAP Measure,” may differ from that used by other companies.

Additional Investor Day Slides

The Company is also furnishing, as Exhibit 99.1 hereto, a copy of additional slides being presented at its Investor Day conference held on December 10, 2009 setting out its 2009 earnings guidance, 2010 earnings guidance and return on equity target range for 2012.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Slide presentation of Prudential Financial, Inc. at its Investor Day conference on December 10, 2009 setting out its 2009 earnings guidance, 2010 earnings guidance and return on equity target range for 2012 (furnished and not filed).

Non-GAAP Measure

Adjusted operating income is a non-GAAP measure of performance of our Financial Services Businesses. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.

Realized investment gains (losses) representing profit or loss of certain of our businesses which primarily originate investments for sale or syndication to unrelated investors, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Realized investment gains and losses from products that are free standing derivatives or contain embedded derivatives, and from associated derivative portfolios that are part of an economic hedging program related to the risk of those products, are included in adjusted operating income. Adjusted operating income excludes gains and losses from changes in value of certain assets and liabilities related to foreign currency exchange movements that have been economically hedged, as well as gains and losses on certain investments that are classified as other trading account assets and debt that is carried at fair value. Adjusted operating income also excludes investment gains and losses on trading account assets supporting insurance liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values are expected to ultimately accrue to contractholders. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of these transactions. In addition, adjusted operating income excludes the results of divested businesses, which are not relevant to our ongoing operations. Discontinued operations, which is presented as a separate component of net income under GAAP, is also excluded from adjusted operating income.

We believe that the presentation of adjusted operating income as we measure it for management purposes enhances understanding of the results of operations of the Financial Services Businesses by highlighting the results from ongoing operations and the underlying profitability of our businesses. However, adjusted operating income is not a substitute for income determined in accordance with GAAP, and the adjustments made to derive adjusted operating income are important to an understanding of our overall results of operations. For additional information about adjusted operating income, please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, on the Investor Relations Web site at www.investor.prudential.com.

Our expectation of Common Stock earnings per share and return on equity target are based on after-tax adjusted operating income. Because we do not predict future realized investment gains / losses or recorded changes in asset and liability values that are expected to ultimately accrue to contractholders, we cannot provide a measure of our Common Stock earnings per share expectation or return on equity target based on income from continuing operations of the Financial Services Businesses, which is the GAAP measure most comparable to adjusted operating income.

Forward-Looking Statements

Certain of the statements included in this document and its exhibits constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of fixed income, equity, real estate and other financial markets, particularly in light of severe economic conditions and the severe stress experienced by the global financial markets since the second half of 2007; (2) the availability and cost of external financing for our operations, which has been affected by the stress experienced by the global financial markets; (3) interest rate fluctuations; (4) reestimates of our reserves for future policy benefits and claims; (5) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (6) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (7) changes in our claims-paying or credit ratings; (8) investment losses, defaults and counterparty non-performance; (9) competition in our product lines and for personnel; (10) changes in tax law; (11) economic, political, currency and other risks relating to our international operations; (12) fluctuations in foreign currency exchange rates and foreign securities markets; (13) regulatory or legislative changes, including government actions in response to the stress experienced by the global financial markets; (14) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (15) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (16) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (17) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (18) changes in statutory or U.S. GAAP accounting principles, practices or policies; (19) changes in assumptions for retirement expense; (20) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and the ability of the subsidiaries to pay such dividends or distributions in light of our ratings objectives and/or applicable regulatory restrictions; and (21) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. As noted above, the period since the second half of 2007 has been characterized by extreme adverse market and economic conditions. The foregoing risks are even more pronounced in these unprecedented market and economic conditions. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document or its exhibits.

The information referred to above, as well as the risks of the Company’s businesses described in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and its Annual Report on Form 10-K for the year ended December 31, 2008, should be considered by readers when reviewing forward-looking statements contained in this document and its exhibits. Additional historical information relating to the Company’s financial performance is located on its Web site at www.investor.prudential.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2009

PRUDENTIAL FINANCIAL, INC.

By:	/s/ BRIAN J. MORRIS

Name:	Brian J. Morris
Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Slide presentation of Prudential Financial, Inc. at its Investor Day conference on December 10, 2009 setting out its 2009 earnings guidance, 2010 earnings guidance and return on equity target range for 2012 (furnished and not filed).